UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 30, 2010

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of	(Commission file number)	(IRS employer identification
incorporation or organization)		number)

500 Kendall Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2010, Genzyme Corporation (“Genzyme”) and Hospira Worldwide, Inc. (“Hospira”) entered into a Master Supply Agreement (the “Agreement”) pursuant to which Hospira will perform fill and finish manufacturing services for certain of Genzyme’s products, including Cerezyme, Fabrazyme, Myozyme, Lumizyme, Thyrogen, Thymoglobulin, Campath and certain of Genzyme’s product candidates in development (collectively, the “Products”).  The Agreement replaces prior agreements between Genzyme and Hospira regarding fill and finish services, including the Technology Transfer and Supply Agreement dated as of December 31, 2009 relating to Cerezyme, Fabrazyme, Myozyme and Thyrogen.  Under the Agreement, Genzyme will be required to purchase minimum quantities of filled and finished Products based on its forecasted supply requirements.  For each Product, a separate statement of work (a “Project SOW”) will be agreed upon between Genzyme and Hospira containing the applicable service fees, product specifications and other information related to the specific manufacturing services to be provided for that Product.

The initial term of the Agreement expires on the later of (i) June 30, 2015 and (ii) the expiration date of the Project SOW that is scheduled to expire last, and will be automatically renewed for additional terms of one year each unless either party provides at least twenty-four months prior written notice of termination to the other party.  Notwithstanding the foregoing, the Agreement may be terminated under the following circumstances:  (i) by either party upon the bankruptcy or insolvency of the other party; (ii) by either party upon 90 days notice to the other party if the other party has not cured a material breach of any provision of the Agreement within 90 days of receiving written notice of such breach; (iii) by either party if the other party is unable to perform its obligations under any Project SOW for a period in excess of 180 days because of “force majeure”; (iv) by Genzyme upon 90 days notice under certain circumstances following loss or damage to bulk products or Products in Hospira’s custody having an aggregate value above a certain amount; (v) by Genzyme if Hospira is unable to supply Products under certain circumstances; and (vi) by Hospira upon 90 days notice if Genzyme does not purchase its minimum purchase requirements under certain circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: July 7, 2010	By:	/s/ Thomas J. DesRosier
Thomas J. DesRosier
Senior Vice President, General
Counsel; Chief Legal Officer